Lyft Expands in Europe, Diversifies by Acquiring FREENOW
Lyft poised for growth in an attractive market, with FREENOW’s premier taxi-first business and local expertise
Together, will operate in 11 countries across Europe, the United States, and Canada

SAN FRANCISCO and HAMBURG – April 16, 2025 – Lyft, Inc. (Nasdaq: LYFT), a leading ride hailing marketplace, today announced it has entered into a definitive agreement to acquire FREENOW, a leading European multi-mobility app with a taxi offering at its core, from BMW Group and Mercedes-Benz Mobility for approximately €175 million or $197 million* in cash. FREENOW will continue operating as it does today, with its talented leadership team and employees in place to drive growth across 9 countries and over 150 cities across Ireland, the United Kingdom, Germany, Greece, Spain, Italy, Poland, France, and Austria. The transaction is expected to close in the second half of 2025, subject to customary closing conditions.

Lyft found in FREENOW a partner to immediately fuel its growth strategy, unlock potential for partners, and level up the experience for drivers and riders alike. This marks Lyft’s most significant expansion outside North America, nearly doubling Lyft’s total addressable market to more than 300 billion personal vehicle trips per year, increasing annualized Gross Bookings by approximately €1 billion, diversifying revenue streams, and supporting Lyft’s multi-year targets.

“We’re on an ambitious path to build the best, most customer-obsessed mobility platform in the world, and entering Europe is an important step in our growth journey,” said David Risher, CEO of Lyft. “We found the perfect partner in FREENOW and can learn a lot from the team. FREENOW's local-first approach mirrors Lyft's values and embodies our purpose — to serve and connect.”

FREENOW brings market-leading European taxi expertise, fleet technology and strong relationships with regulators, unions and taxi fleet operators in every market. Lyft brings best-in-class marketplace expertise and customer-obsessed features. The business models are complementary and together will serve over 50 million combined annual riders, with plans to deliver a better product experience, improve service levels, strengthen fleet management capabilities, and bring greater global opportunities to existing and potential partners.

In Europe, the taxi aggregation business is strong and growing. Approximately 50% of taxi bookings in Europe still happen offline, but customers are hungry for more online bookings. FREENOW is primed to capitalize on that opportunity. FREENOW is the leading taxi platform in several major European cities, including Dublin, London, Athens, Berlin, Barcelona, Madrid, and

Hamburg, with luxury vehicles making up a significant portion of its fleet. Taxis accounted for approximately 90% of FREENOW’s Gross Bookings in 2024 and will continue to be the backbone of FREENOW’s business.

“Joining forces with Lyft is a powerful step forward for FREENOW and marks the beginning of an ambitious new phase—one where we strengthen our role as a leading force in European mobility,” said FREENOW CEO Thomas Zimmermann. “Lyft's strong, customer-first track record aligns perfectly with our deep roots in the taxi industry, and together we will push boundaries and raise expectations for fleet owners, taxi drivers, and riders across the continent. We stand with the industry—not above it—and remain proud partners of the community. This collaboration is about combining our strengths, learning from each other, and scaling what works best. We sincerely thank our former shareholders for their trust and enduring partnership throughout the years.”

The strategic acquisition is aligned with Lyft’s disciplined capital allocation strategy of investing in attractive growth opportunities with a customer-obsessed bias. The announcement follows a record-breaking year in 2024 for Lyft, with industry-leading service levels in Q4, record Gross Bookings, GAAP profitability, and record cash flow generation.

What’s next

While there will be no immediate changes to FREENOW’s customer experience, over time, new benefits will be made available to FREENOW drivers and riders. For drivers in many markets, that may look like more transparency around their earnings such as when to expect incentives and real-time information on the best times to drive. For riders, that may look like more consistent pricing, faster matching, and new features and modes. The companies will also focus on integration for riders to seamlessly use either app across the Atlantic, whether they’re in North America or Europe.

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*$197 million is based on the EUR/USD foreign exchange rate on the date of signing.

Advisors
Guggenheim Securities, LLC is acting as financial advisor to Lyft, and Baker McKenzie is acting as its legal advisor. Lazard is acting as financial advisor to BMW Group and Mercedes-Benz Mobility, and DLA Piper is acting as their legal advisor.

Investor Presentation
The companies have published a presentation to provide an overview of the transaction, which is available on Lyft’s investor relations website at https://investor.lyft.com.

Lyft will hold an investor call in May when it reports Q1 2025 earnings.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events or Lyft's future financial or operating performance. In some cases, you can identify forward looking statements because they contain words such as "may," "will," "should," "expects," "plans," "anticipates,” “going to,” "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these words or other similar terms or expressions that concern Lyft's expectations, strategy, priorities, plans or intentions. Forward-looking statements in this release include, but are not limited to, statements regarding the acquisition of FREENOW including, the timing of the closing of the transaction, and the expected benefits of the transaction, including the timing of those benefits, the financial impact of the transaction on Lyft, the impact of the transaction on Lyft’s addressable market, partnership opportunities, the future operations of FREENOW and plans and expectations for the combined company. Lyft’s expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including risks related to the macroeconomic environment, risks and uncertainties related to the pending acquisition of FREENOW, including the failure to obtain, or delays in obtaining, required regulatory approvals, the risk that such approvals may result in the imposition of conditions that could adversely affect Lyft or the expected benefits of the proposed transaction, or the failure to satisfy any of the closing conditions to the proposed transaction on a timely basis or at all; costs, expenses or difficulties related to the acquisition of FREENOW; failure to realize the expected benefits and synergies of the proposed transaction in the expected timeframes or at all; and change in the regulatory environment that impact Lyft. The forward-looking statements contained in this release are also subject to other risks and uncertainties, including those more fully described in Lyft's filings with the Securities and Exchange Commission (“SEC”), including in our Annual Report on Form 10-K for the full fiscal year 2024 that was filed with the SEC on February 14, 2025. The forward-looking statements in this release are based on information available to Lyft as of the date hereof, and Lyft disclaims any obligation to update any forward-looking statements, except as required by law. This press release discusses “customers”. For rideshare, there are two customers in every car - the driver is Lyft’s customer, and the rider is the driver’s customer. We care about both.
About Lyft
Whether it’s an everyday commute or a journey that changes everything, Lyft is driven by our purpose: to serve and connect. In 2012, Lyft was founded as one of the first ridesharing communities in the United States, and is available today in the United States and Canada. Now, millions of drivers have chosen to earn on billions of rides. Lyft offers rideshare, bikes, and scooters all in one app — for a more connected world, with transportation for everyone.
About FREENOW
FREENOW is Europe’s multi-mobility app with taxi offering at its core, available in 9 European countries and over 150 cities. FREENOW users can access various mobility services within a single app, including taxis, private hire vehicles (PHV) or ridesharing, carsharing, car rental, eScooters, eBikes, eMopeds and public transport.
Contacts
Aurélien Nolf, Investor Relations
investor@lyft.com
Stephanie Rice, Media
press@lyft.com